UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 28, 2010, CH2M HILL Companies, Ltd., an Oregon corporation (“CH2M HILL”)  and CH2M HILL Star Holdings Limited (“Star Holdings”), a private limited company incorporated in England and a wholly-owned subsidiary of CH2M HILL, announced that Star Holdings will be commencing a cash offer (the “Offer”) for all of the issued and to be issued ordinary share capital of Scott Wilson Group plc (the “Scott Wilson Shares”), a public limited company incorporated in England and Wales and listed on the London Stock Exchange (“Scott Wilson”).  CH2M HILL and Star Holdings issued an Announcement (the “Rule 2.5 Announcement”) of a firm intention to make an offer for Scott Wilson under Rule 2.5 of the City Code on Takeovers and Mergers (the “Takeover Code”) to announce the commencement of the Offer.

The Offer is 245 pence (UK sterling) in cash per Scott Wilson share, valuing the fully diluted ordinary share capital of Scott Wilson at approximately £189 million, or approximately $285 million based on the exchange rate at the close of trading in New York on June 28, 2010, assuming full acceptance of the Offer. Certain eligible Scott Wilson shareholders may elect to receive all or part of the consideration to which they are entitled in the form of loan notes under the terms of the Offer.  It is intended that the cash consideration payable by Star Holdings under the terms of the Offer will be funded from CH2M HILL’s existing cash resources.  Availability of the Offer to Scott Wilson shareholders who are not resident in the United Kingdom may be affected by the laws of their relevant jurisdiction. In particular, the Offer will not be made directly or indirectly into the United States, Canada, Australia or Japan.  Persons who are not resident in the United Kingdom should inform themselves about, and observe any applicable legal or regulatory requirement.

As of June 28, 2010, CH2M HILL has acquired 9,656,277 Scott Wilson Shares, representing approximately 13.1% of the existing issued ordinary share capital of Scott Wilson.

CH2M HILL is not the only party interested in acquiring Scott Wilson.  On June 28, 2010, prior to the issuance of CH2M HILL’s Rule 2.5 Announcement, the boards of directors of Scott Wilson and URS Corporation, a Delaware corporation (“URS”) announced that they had reached an agreement on the terms of a cash offer to be made by a wholly-owned subsidiary of URS for the entire issued and to be issued share capital of Scott Wilson at a price of 210 pence (UK sterling) per share.  No assurance can be provided as to the outcome of CH2M HILL’s Offer at this time.

CH2M HILL is furnishing the Rule 2.5 Announcement and CH2M HILL’s related press releases as Exhibits 2.1, 99.1 and 99.2 hereto, respectively, each of which are incorporated herein by reference. The information contained in this Current Report on Form 8-K, including Exhibits 2.1, 99.1 and 99.2, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

2.1	Rule 2.5 Announcement.

99.1	Press release dated June 28, 2010.

99.2	Press release dated June 28, 2010.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

By:	/s/ Margaret B. McLean
Margaret B. McLean
Its:	Vice President, Chief Legal Officer, and Company Secretary

Dated: June 28, 2010

Exhibit Index

Exhibit No.

2.1	Rule 2.5 Announcement.

99.1	Press release dated June 28, 2010.

99.2	Press release dated June 28, 2010.